Exhibit 99.1

Pall Corporation Reports Second Quarter Results
PORT WASHINGTON, N.Y., February 24, 2015 -- Pall Corporation (NYSE:PLL) today reported financial results for the second quarter of fiscal year 2015 which ended January 31, 2015.

▪	Diluted EPS in the quarter of $0.78, up 4%; pro forma diluted EPS of $0.88, up 7%

▪	Free cash flow in the six months of $213 million, up 25%

▪	Reducing full-year pro forma EPS guidance to $3.65‒$3.85, due to FX impact
Second Quarter and Six Months Sales and Earnings Overview
Second quarter sales were $673.8 million compared to $677.0 million last year. Sales in local currency (“LC”) were up 6%, and about 2% excluding acquisitions. Diluted EPS were $0.78 in the quarter, compared to $0.75 last year. Pro forma diluted EPS(1) were $0.88, a 7% increase compared to $0.82 a year earlier, including a headwind of approximately $0.11 from foreign currency translation.
Sales in the six months were $1.4 billion, an increase of 5% year over year. Sales in LC were up 10%, and about 5% excluding acquisitions. Diluted EPS were $1.59 in the six months, compared to $1.38 last year. Pro forma diluted EPS(1) were $1.77, a 16% increase compared to $1.52 a year earlier, including a headwind of approximately $0.15 from foreign currency translation.
Larry Kingsley, Pall Chairman and CEO, said, “We delivered a solid operating quarter. Our consolidated results were significantly impacted by foreign currency translation, particularly due to the strong U.S. dollar. Despite our global revenue profile and U.S.-centric cost structure, we delivered a modest increase in reported operating margin.”
Life Sciences – Second Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JAN. 31, 2015	JAN. 31, 2014	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$232	$218	6	13
Food & Beverage	43	44	(2)	8
Medical	54	57	(5)	2
Total Consumables	329	319	3	11
Systems	30	34	(12)	(6)
Total Life Sciences segment	$359	$353	1	9

Gross profit	$197	$200
% of sales	54.9	56.6
Segment profit	$89	$91
% of sales	24.8	25.7
BioPharmaceuticals: Consumables sales grew 13% compared to last year, on overall market strength, growth in single-use systems and acquisition benefit.
Food and Beverage: Consumables sales were up 8% compared to last year, on growth in all regions.
Medical: Consumables sales were up 2% compared to last year.

Systems: Sales were down 6% compared to last year, on timing of BioPharmaceuticals and Food & Beverage capital projects.
Industrial – Second Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JAN. 31, 2015	JAN. 31, 2014	% CHANGE	% CHANGE IN LC
Process Technologies	$132	$140	(6)	—
Aerospace	55	53	4	8
Microelectronics	74	77	(4)	3
Total Consumables	261	270	(3)	2
Systems	54	54	1	9
Total Industrial segment	$315	$324	(3)	3

Gross profit	$144	$144
% of sales	45.7	44.5
Segment profit	$51	$47
% of sales	16.2	14.5
Process Technologies: Consumables sales were flat compared to last year, with acquisition benefit offset by broad based weakness in Machinery & Equipment and timing of Fuels & Chemicals plant shipments.
Aerospace: Consumables sales increased 8% compared to last year, on strong Commercial and Military sales.
Microelectronics: Consumables sales grew 3% compared to last year, on continued strength in Asia.
Systems: Sales increased 9% compared to last year, on timing of Process Technologies capital projects.

Conclusion/Outlook
Kingsley concluded, “At prevailing rates, we’ll see a $200 million full-year headwind to revenue – or around 7%. The impact to EPS will be even greater – increasing to around 40 cents, principally from foreign currency translation. Accordingly, we’re reducing our full-year pro forma EPS guidance to $3.65–$3.85, which represents a 6–12% increase over fiscal 2014. While the forecasted impact of the strong U.S. dollar represents a very large headwind to our reported results, the underlying operating performance of the company reinforces our confidence that we can continue to perform and deliver year-over-year earnings growth for the full year.”
Conference Call
On Tuesday, February 24, 2015, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.
Forward-Looking Statements
The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the second quarter of fiscal year 2015 are preliminary until our Form 10-Q is filed with the Securities and Exchange Commission on or before March 12, 2015. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about our future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

Our forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by our forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I-Item 1A.-Risk Factors in the 2014 Form 10-K, and other reports we file with the Securities and Exchange Commission, including: the impact of disruptions in the supply of raw materials and key components for our products from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations, such as the Foreign Corrupt Practices Act and the U.K. Bribery Act, and regulations and procurement policies and practices, including regulations on import-export control, may expose us to liability or impair our ability to compete in international markets; the impact of a significant disruption in, or breach in security of, our information technology systems or we fail to implement, manage or integrate new systems, software and technologies successfully; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; our ability to successfully complete or integrate acquisitions; product defects and unanticipated use or inadequate disclosure with respect to our products; our ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative and political developments; our ability to comply with a broad array of regulatory requirements; the loss of one or more members of our senior management team and our ability to recruit and retain qualified management personnel; changes in the demand for our products and business relationships with key customers and suppliers; changes in product mix and product pricing, particularly with systems products and associated hardware and devices for our consumable filtration products; our ability to deliver our backlog on time; increases in manufacturing and operating costs and/or our ability to achieve the savings anticipated from our structural cost improvement initiative; the impact of environmental, health and safety laws and regulations, and violations; our ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in our effective tax rate; the impact of certain risks associated with potential labor disruptions; our ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in our debt facilities. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We make these statements as of the date of this disclosure and undertake no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations. Reconciliations of the non-GAAP financial measures used throughout this release to the most directly comparable GAAP measures appear in the accompanying tables at the end of this document and are also available on Pall’s website at www.pall.com/investor.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JAN. 31, 2015	JUL. 31, 2014

Assets:

Cash and cash equivalents	$1,029,673	$964,110
Accounts receivable	527,847	615,713
Inventories	377,210	404,878
Other current assets	153,897	152,522
Total current assets	2,088,627	2,137,223

Property, plant and equipment	741,845	805,327
Other assets	837,436	909,963
Total assets	$3,667,908	$3,852,513

Liabilities and Stockholders' Equity:

Short-term debt	$801,208	$512,898
Accounts payable, income taxes and other current liabilities	496,005	584,748
Total current liabilities	1,297,213	1,097,646

Long-term debt, net of current portion	375,342	375,826
Deferred taxes and other non-current liabilities	445,221	483,684
Total liabilities	2,117,776	1,957,156

Stockholders' equity	1,550,132	1,895,357
Total liabilities and stockholders' equity	$3,667,908	$3,852,513

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2015	JAN. 31, 2014	JAN. 31, 2015	JAN. 31, 2014

Net sales	$673,794	$676,969	$1,370,286	$1,306,748
Cost of sales	332,776	332,710	667,860	636,775
Gross profit	341,018	344,259	702,426	669,973
% of sales	50.6%	50.9%	51.3%	51.3%
Selling, general and administrative expenses	191,834	196,299	394,490	391,183
% of sales	28.5%	29.0%	28.8%	29.9%
Research and development	24,458	24,979	49,235	48,246
Operating profit	124,726	122,981	258,701	230,544
% of sales	18.5%	18.2%	18.9%	17.6%
Restructuring and other charges ("ROTC") (2)	11,534	9,170	20,774	18,368
Interest expense, net	6,238	5,195	12,940	11,172
Earnings before income taxes	106,954	108,616	224,987	201,004
Provision for income taxes	22,555	24,950	52,315	45,825
Net earnings	$84,399	$83,666	$172,672	$155,179

Average shares outstanding:
Basic	107,139	110,720	107,639	111,263
Diluted	108,507	111,980	108,896	112,532

Earnings per share:
Basic	$0.79	$0.76	$1.6	$1.39
Diluted	$0.78	$0.75	$1.59	$1.38

Pro forma diluted earnings per share (1):	$0.88	$0.82	$1.77	$1.52

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2015	JAN. 31, 2014	JAN. 31, 2015	JAN. 31, 2014

Net earnings as reported	$84,399	$83,666	$172,672	$155,179
Discrete items:
ROTC, after pro forma tax effect (2)	11,074	8,265	19,799	15,783
Total discrete items	11,074	8,265	19,799	15,783
Pro forma net earnings (1)	$95,473	$91,931	$192,471	$170,962

					FISCAL YEAR
	SECOND QUARTER ENDED		SIX MONTHS ENDED		2015 (ESTIMATE
	JAN. 31, 2015	JAN. 31, 2014	JAN. 31, 2015	JAN. 31, 2014	AT MIDPOINT)

Diluted earnings per share as reported	$0.78	$0.75	$1.59	$1.38	$3.57
Discrete items:
ROTC, after pro forma tax effect (2)	0.1	0.07	0.18	0.14	0.18
Total discrete items	0.1	0.07	0.18	0.14	0.18
Pro forma diluted earnings per share (1)	$0.88	$0.82	$1.77	$1.52	$3.75

(1)
Pro forma earnings measures exclude the items described below in footnote 2 as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.

(2)
ROTC in the quarter and six months ended January 31, 2015 of $11,534 ($11,074 after pro forma tax effect of $460) and $20,774 ($19,799 after pro forma tax effect of $975), respectively, includes severance costs related to the Company's structural cost improvement initiative, as well as impairments of assets related to the exit of an immaterial product line and a redundant software project.

ROTC in the quarter and the six months ended January 31, 2014 of $9,170 ($8,265 after pro forma tax effect of $905) and $18,368 ($15,783 after pro forma tax effect of $2,585), respectively primarily includes severance costs related to the Company's structural cost improvement initiative. The six months ended January 31, 2014 also includes an adjustment to environmental reserves.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	SIX MONTHS ENDED
	JAN. 31, 2015	JAN. 31, 2014

Net cash provided by operating activities	$238,166	$205,595

Investing activities:

Acquisitions of businesses	(1,741)	(5,299)
Capital expenditures	(25,240)	(34,663)
Proceeds from sale of assets	2,200	1,953
Other	(2,158)	2,356
Net cash provided/(used) by investing activities	(26,939)	(35,653)

Financing activities:

Dividends paid	(62,796)	(58,408)
Notes payable and long-term borrowings/(repayments)	299,573	130,661
Purchase of treasury stock	(304,105)	(250,000)
Other	7,651	16,574
Net cash used by financing activities	(59,677)	(161,173)

Cash flow for period	151,550	8,769
Cash and cash equivalents at beginning of year	964,110	936,886
Effect of exchange rate changes on cash	(85,987)	6,179
Cash and cash equivalents at end of period	$1,029,673	$951,834

Free cash flow:
Net cash provided by operating activities	$238,166	$205,595
Less capital expenditures	25,240	34,663
Free cash flow	$212,926	$170,932

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2015	JAN. 31, 2014	JAN. 31, 2015	JAN. 31, 2014

Life Sciences
Sales	$358,456	$353,230	$710,920	$672,176
Cost of sales	161,518	153,167	315,428	290,034
Gross profit	196,938	200,063	395,492	382,142
% of sales	54.9%	56.6%	55.6%	56.9%

Selling, general and administrative expenses	93,264	92,959	190,435	187,050
% of sales	26.0%	26.3%	26.8%	27.8%
Research and development	14,792	16,248	29,695	31,191
Segment profit	$88,882	$90,856	$175,362	$163,901
% of sales	24.8%	25.7%	24.7%	24.4%

Industrial
Sales	$315,338	$323,739	$659,366	$634,572
Cost of sales	171,258	179,543	352,432	346,741
Gross profit	144,080	144,196	306,934	287,831
% of sales	45.7%	44.5%	46.5%	45.4%

Selling, general and administrative expenses	83,475	88,574	172,223	173,403
% of sales	26.5%	27.4%	26.1%	27.3%
Research and development	9,666	8,731	19,540	17,055
Segment profit	$50,939	$46,891	$115,171	$97,373
% of sales	16.2%	14.5%	17.5%	15.3%

Consolidated:
Segment profit	$139,821	$137,747	$290,533	$261,274
Corporate services group	15,095	14,766	31,832	30,730
Operating profit	124,726	122,981	258,701	230,544
% of sales	18.5%	18.2%	18.9%	17.6%
ROTC	11,534	9,170	20,774	18,368
Interest expense, net	6,238	5,195	12,940	11,172
Earnings before income taxes	$106,954	$108,616	$224,987	$201,004

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SECOND QUARTER ENDED	JAN. 31, 2015	JAN. 31, 2014	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$231,421	$218,625	5.9	$(16,295)	13.3
Food & Beverage	43,185	44,054	(2.0)	(4,322)	7.8
Medical	53,991	56,660	(4.7)	(3,717)	1.8
Total Consumables	328,597	319,339	2.9	(24,334)	10.5
Systems	29,859	33,891	(11.9)	(1,843)	(6.5)
Total Life Sciences	$358,456	$353,230	1.5	$(26,177)	8.9

By Region:
Americas	$112,418	$102,313	9.9	$(1,699)	11.5
Europe	176,821	186,825	(5.4)	(20,065)	5.4
Asia	69,217	64,092	8.0	(4,413)	14.9
Total Life Sciences	$358,456	$353,230	1.5	$(26,177)	8.9

Industrial
By Product/Market:
Process Technologies	$131,402	$139,664	(5.9)	$(8,519)	0.2
Aerospace	55,336	53,322	3.8	(2,049)	7.6
Microelectronics	74,225	76,976	(3.6)	(4,803)	2.7
Total Consumables	260,963	269,962	(3.3)	(15,371)	2.4
Systems	54,375	53,777	1.1	(4,313)	9.1
Total Industrial	$315,338	$323,739	(2.6)	$(19,684)	3.5

By Region:
Americas	$118,088	$107,843	9.5	$(1,468)	10.9
Europe	83,598	96,805	(13.6)	(11,136)	(2.1)
Asia	113,652	119,091	(4.6)	(7,080)	1.4
Total Industrial	$315,338	$323,739	(2.6)	$(19,684)	3.5

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SIX MONTHS ENDED	JAN. 31, 2015	JAN. 31, 2014	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$458,026	$414,743	10.4	$(21,920)	15.7
Food & Beverage	86,353	87,623	(1.4)	(6,431)	5.9
Medical	107,437	112,377	(4.4)	(4,942)	—
Total Consumables	651,816	614,743	6.0	(33,293)	11.4
Systems	59,104	57,433	2.9	(2,641)	7.5
Total Life Sciences	$710,920	$672,176	5.8	$(35,934)	11.1

By Region:
Americas	$220,075	$200,089	10.0	$(3,498)	11.7
Europe	352,854	348,755	1.2	(26,200)	8.7
Asia	137,991	123,332	11.9	(6,236)	16.9
Total Life Sciences	$710,920	$672,176	5.8	$(35,934)	11.1

Industrial
By Product/Market:
Process Technologies	$276,328	$264,742	4.4	$(12,404)	9.1
Aerospace	117,147	112,093	4.5	(2,383)	6.6
Microelectronics	149,391	148,392	0.7	(6,518)	5.1
Total Consumables	542,866	525,227	3.4	(21,305)	7.4
Systems	116,500	109,345	6.5	(6,597)	12.6
Total Industrial	$659,366	$634,572	3.9	$(27,902)	8.3

By Region:
Americas	$243,025	$208,418	16.6	$(2,833)	18.0
Europe	183,388	195,501	(6.2)	(15,195)	1.6
Asia	232,953	230,653	1.0	(9,874)	5.3
Total Industrial	$659,366	$634,572	3.9	$(27,902)	8.3

PALL CORPORATION
SUPPLEMENTAL ORGANIC SALES GROWTH INFORMATION BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SECOND QUARTER ENDED	JAN. 31, 2015	JAN. 31, 2014	% CHANGE	IMPACT	CURRENCY

			|-------------- Increase/(Decrease) -------------|
Life Sciences:
Organic	$345,699	$353,230	(2.1)	$(26,177)	5.3
Acquisitions	12,757	—		—
Total Life Sciences Sales	$358,456	$353,230	1.5	$(26,177)	8.9

Industrial:
Organic	$300,234	$323,739	(7.3)	$(19,684)	(1.2)
Acquisitions	15,104	—		—
Total Industrial Sales	$315,338	$323,739	(2.6)	$(19,684)	3.5

Total Pall:
Organic	$645,933	$676,969	(4.6)	$(45,861)	2.2
Acquisitions	27,861	—		—
Total Pall Sales	$673,794	$676,969	(0.5)	$(45,861)	6.3

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SIX MONTHS ENDED	JAN. 31, 2015	JAN. 31, 2014	% CHANGE	IMPACT	CURRENCY

			|-------------- Increase/(Decrease) -------------|
Life Sciences:
Organic	$685,021	$672,176	1.9	$(35,934)	7.3
Acquisitions	25,899	—		—
Total Life Sciences Sales	$710,920	$672,176	5.8	$(35,934)	11.1

Industrial:
Organic	$627,373	$634,572	(1.1)	$(27,902)	3.3
Acquisitions	31,993	—		—
Total Industrial Sales	$659,366	$634,572	3.9	$(27,902)	8.3

Total Pall:
Organic	$1,312,394	$1,306,748	0.4	$(63,836)	5.3
Acquisitions	57,892	—		$—
Total Pall Sales	$1,370,286	$1,306,748	4.9	$(63,836)	9.7

# # #

Contact:
Pall Corporation
R. Brent Jones
Senior Vice President Corporate Development & Treasurer
Telephone: 516-801-9871